EXHIBIT 5


VEDDER PRICE                           VEDDER, PRICE, KAUFMAN & KAMMHOLZ
                                       222 NORTH LASALLE STREET
                                       CHICAGO, ILLINOIS  60601-1003
                                       312-609-7500
                                       FACSIMILE: 312-609-5005

                                       A PARTNERSHIP INCLUDING VEDDER, PRICE,
                                       KAUFMAN & KAMMHOLZ, P.C.
                                       WITH OFFICES IN CHICAGO AND NEW YORK CITY



                                        December 8, 1998

Schawk, Inc.
1695 River Road
Des Plaines, Illinois 60018

Gentlemen:

     Reference is hereby made to the Registration Statement on Form S-8 (the "Registration Statement") being filed by Schawk, Inc., a Delaware corporation (the "Company"), relating to the registration of 1,000,000 shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), reserved for issuance pursuant to the Schawk, Inc. Employee Stock Purchase Plan, effective as of January 1, 1999 (the "Plan"). We have acted as counsel for the Company in connection with the Registration Statement.

     It is our opinion that such shares of Common Stock, when issued and paid for in accordance with the terms of such Plan, will be validly issued, fully paid and nonassessable.

     We hereby consent to the use of this opinion in connection with said Registration Statement.

                                        Very truly yours,

                                        /s/ VEDDER PRICE, KAUFMAN & KAMMHOLZ